Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173212

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 28, 2011)

DATARAM CORPORATION

350,931 SHARES OF COMMON STOCK
WARRANTS TO PURCHASE 350,931 SHARES OF COMMON STOCK
350,931 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS

We are offering directly to selected investors up to 350,931 shares of our common stock and warrants to purchase up to 350,931 shares of our common stock (including 350,931 shares of common stock issuable upon exercise of the warrants) pursuant to this prospectus supplement and the accompanying prospectus. The securities will be sold in multiples of a fixed combination consisting of one share of common stock and one warrant, with each whole warrant being exercisable for one share of common stock, at an initial exercise price of $3.50 per share. Each fixed combination will be sold at a negotiated price of $2.30 per fixed combination. The warrants will be exercisable on or after the date that is six months and one day after the date the warrants are issued and will expire on the fifth anniversary of the date the warrants become exercisable. After the one year anniversary of the initial exercise date of the warrants, we will have the right to call the warrants for cancellation. For a more detailed description of the common stock and warrants, see the section entitled “Description of Securities Being Offered” beginning on page S-17.

Our common stock is traded on The Nasdaq Capital Market under the symbol “DRAM”. On September 17, 2013, the last reported sale price for our common stock was $2.83 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

As of September 17, 2013, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $4,879,857 based on 1,724,331 shares of outstanding common stock held by non-affiliates and a price of $2.83 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 17, 2013. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. The value of the securities offered hereby is $807,141.

We have retained TriPoint Global Equities, LLC as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” beginning on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per fixed combination of
	one share of common stock
	and one warrant to
	purchase one share of
	common stock	Total

Public Offering Price	$2.30	$807,141

Placement agency fees	$0.16	$ 56,149

Proceeds, before expenses, to us	$2.14	$750,992

TriPoint Global Equities, LLC is acting as the exclusive placement agent in this offering. We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $50,000. Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered.

Delivery of the securities will be made on or before September 27, 2013.

TriPoint Global Equities, LLC

The date of this prospectus supplement is September 18, 2013

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement and the accompanying prospectus create any implication that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time after the date of this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. The prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock and warrants we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find Additional Information” in this prospectus supplement. Generally, when we refer to “this prospectus,” we are referring to this prospectus supplement and the accompanying prospectus as well as to the information incorporated by reference herein and therein. Before investing in our securities, you should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under “Where You Can Find Additional Information.” If the description of the offering contained in this prospectus supplement varies from that contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 6 of the accompanying prospectus, and all other information included or incorporated therein by reference in this prospectus supplement and the accompanying prospectus in its entirety before you decide whether to invest in our securities. When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms “Dataram,” “we,” “us” and “our” refer to Dataram Corporation.

Business Summary

Dataram Corporation (“the Company”) is a developer, manufacturer and marketer of large capacity memory products primarily used in high-performance network servers and workstations. The Company provides customized memory solutions for original equipment manufacturers (“OEMs”) and compatible memory for leading brands including Dell, HP, IBM and Sun Microsystems. Additionally, the Company manufactures a line of memory products for Intel and AMD motherboard based servers. The Company has developed and currently markets a line of high-performance storage caching products.

The Company’s memory products are sold worldwide to OEMs, distributors, value-added resellers and end-users. The Company has one leased manufacturing facility in the United States with sales offices in the United States, Europe and Japan.

The Company is an independent memory manufacturer specializing in high-capacity memory and competes with several other large independent memory manufacturers as well as the OEMs mentioned above. The primary raw material used in producing memory boards is dynamic random access memory (“DRAM”) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

On March 31, 2009, we acquired certain assets of Micro Memory Bank, Inc. (“MMB”), a privately held corporation. MMB is a manufacturer of legacy to advanced solutions in laptop, desktop and server memory products. The acquisition expanded our memory product offerings and routes to market. Its products include memory upgrades for IBM, Sun Microsystems, HP and Compaq Computer Corporation (“Compaq”) computer systems. MMB also markets and sells new and refurbished factory original memory upgrades manufactured by IBM, Sun Microsystems, HP and Compaq as well as factory original modules manufactured by Micron Technology, Inc. (“Micron”), SK Hynix Inc. (“Hynix”), Samsung, Elpida Memory, Inc. (“Elpida”) and Nanya Technology Corporation (“Nanya”), and purchases excess memory inventory from other parties as well. During our fiscal year ended April 30, 2013, we signed numerous agreements to produce products branded as AMD. These products included our software product RAMDisk, and consumer memory for use in the online gaming and entertainment industries and server memory.

S-1

We were incorporated in New Jersey in 1967 and made our initial public offering in 1968. Our common stock, $1 par value (the “Common Stock”), was listed for trading on the American Stock Exchange in 1981. In 2000, we changed our listing to the NASDAQ National Market (now the NASDAQ Stock Market) where our stock trades under the symbol “DRAM.” Our principal executive office is located at 777 Alexander Park, Princeton, New Jersey 08540, our telephone number is (609) 799-0071, our fax is (609) 799-6734 and our website is located at http://www.dataram.com. Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments thereto, are available on our website free of charge.

S-2

THE OFFERING

Common stock offered by us:	350,931 shares

Common stock to be outstanding after this offering (1):	2,105,593 shares

Warrants offered by us:	Warrants to purchase up to 350,931 shares of our common stock. Each warrant has an exercise price of $3.50 per share, and is exercisable for a period of five years commencing six months and one day from the closing date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. After the one year anniversary of the initial exercise date of the warrants, we will have the right to call the warrants for cancellation for $.001 per share in the event that the volume weighted average price of our common stock for 20 consecutive trading days exceeds $10.00. There is currently no market for the warrants and none is expected to develop after this offering. In addition, we do not intend to apply to list the warrants on any securities exchange.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-14.

Nasdaq Capital Markets symbol:	DRAM

Risk factors:	See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
(1)	The total number of shares of our common stock outstanding after this offering is based on 1,754,662 shares outstanding as of July 31, 2013. This number excludes:

• 311,575 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $12.40 per share;

• 8,333 additional shares of common stock reserved for future issuance under our stock option plans; and

• 350,931 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any securities offered herein. If any of these risks occur, our business, .financial condition or results of operations could suffer, the market price of our common stock could decline and you could lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to Our Business and Financial Condition

Our independent auditors have issued a going concern opinion and, if we are unable to obtain bank financing, raise capital or generate enough cash from operations to sustain our business, then we may have to liquidate assets or curtail our operations.

In its audit report dated July 29, 2013 for the fiscal years ended April 30, 2013 and 2012, the opinion of our independent registered public accounting firm, CohnReznick LLP, included an emphasis paragraph as to the uncertainty of our ability to continue as a going concern. Most notably, significant recurring net losses through April 30, 2013 raise substantial doubt about our ability to continue as a going concern. During the fiscal year ended April 30, 2013, we incurred a net loss to common shareholders of $4,625,000. We will need to generate significant revenues in order to achieve profitability.

We have incurred net losses in recent years and our future profitability is not assured.

For the fiscal years ended April 30, 2013, 2012, and 2011, we incurred net losses of approximately $4,625,000, $3,259,000, and $4,634,000, respectively. Our operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will not continue to experience net losses for the foreseeable future. If we are not able to increase revenue and reduce our costs, we may not be able to achieve profitability.

We are likely to need additional financing, but our access to capital funding is uncertain.

As of April 30, 2013, we had cash, cash equivalents and marketable securities totaling $324,000. During the year then ended, we had a net loss of $4,625,000 and used cash in operating activities of $3,882,000. We believe our existing capital resources should be sufficient to fund the activities contemplated by our current operating plan into the third quarter of fiscal 2014. We intend to seek external funding prior to that time, however, most likely through bank debt and the issuance and sale of securities. We cannot predict with any certainty when we will need additional funds or how much we will need or if additional funds will be available to us. Our need for future funding will depend on numerous factors, many of which are outside our control.

Our access to capital funding is uncertain. We do not have committed external sources of funding, and we may not be able to obtain additional funds on acceptable terms, or at all. In the quarter ended July 31, 2013, we implemented cost-containment initiatives through the restructuring of our workforce and we could implement other cost-containment initiatives in the future. Such cost-containment initiatives could result in a temporary lack of focus and reduced productivity amongst our work force which could adversely impact our prospects for product sales and profitability. We might also need to sell or license our technologies on terms that are not favorable to us, which could also adversely affect our prospects for profitability. Our inability to raise additional capital on terms reasonably acceptable to us would seriously jeopardize the future success of our business.

S-4

If we raise funds by issuing and selling securities, it may be on terms that are not favorable to our existing stockholders. If we raise additional funds by selling equity securities, our current stockholders will be diluted, and new investors could have rights superior to our existing stockholders. If we raise funds by selling debt securities, we could be subject to restrictive covenants and significant repayment obligations.

We may have limited ability to refinance our existing senior indebtedness.

The Company’s subordinated Note and Security Agreement with David Sheerr, an executive officer of the Company and the prior owner of our MMB business unit, provides Mr. Sheerr with the right to approve any change in our existing senior lender. In the event Mr. Sheerr does not approve a change in our existing lender, if requested, the Company may be unable to refinance its existing senior indebtedness and raise additional capital that such a refinancing could provide. The current balance under the Sheerr Note is $1,533,333. If we are unable to raise additional capital it could have a material adverse effect on our business and results of operations.

We may have to substantially increase our working capital requirements in the event of DRAM allocations.

Over the past 20 years, availability of DRAMs has swung back and forth from oversupply to shortage. In times of shortage, we have been forced to invest substantial working capital resources in building and maintaining inventory. At such times we have bought DRAMs in excess of our customers' needs in order to ensure future allocations from DRAM manufacturers. In the event of a shortage, we may not be able to obtain sufficient DRAMs to meet customers' needs in the short term, and we may have to invest substantial working capital resources in order to meet long-term customer needs.

We could suffer additional losses if DRAM prices continue to decline.

We are at times required to maintain substantial inventories during periods of shortage and allocation. Thereafter, during periods of increasing availability of DRAMs and rapidly declining prices, we have been forced to write down inventory. There can be no assurance that we will not suffer losses in the future based upon high inventories and declining DRAM prices.

Our sales, revenues and results of operations could fluctuate from quarter to quarter.

Our revenues and ultimate results of operation may vary for a variety of reasons. Such reasons could include, for example, changes in general economic conditions or consumer demand, the introduction of new products by us or by our competitors, a significant purchase or sale of assets or other business combination or an unanticipated event affecting us or our industry, among other factors. Such variability in operating results may affect credit terms offered to us, makes prediction of revenues for each financial period difficult and increases the risk of unanticipated variations in quarterly results and financial condition.

S-5

In order to compete and succeed, we need to introduce, and continue to provide, products that provide value for customers.

Our future success is dependent on the development of new markets wherever possible, and new applications and new products which customers believe will add value, as well as the continued demand for our products among our existing customers. Our ability to develop, qualify and distribute new products and related technologies to meet evolving industry requirements, at prices acceptable to our customers and on a timely basis are significant factors in determining our competitiveness in our target markets. There can be no assurance that the Company will be able to exploit new markets or continue to develop products that achieve wide customer acceptance in the marketplace, or that demand for existing products will continue.

The Company’s business is subject to the risks of international procurement which could have an adverse effect on the Company’s financial results.

A significant portion of the Company’s raw materials and finished goods are purchased from foreign manufacturers. As a result, the Company’s international procurement operations are subject to the risks associated with such activities including, economic and labor conditions, international trade regulations (including tariffs and anti-dumping penalties), war, international terrorism, civil disobedience, natural disasters, political instability, governmental activities and deprivation of contract and property rights. In addition, periods of international unrest may impede our ability to procure goods from other countries and could have a material adverse effect on our business and results of operations. An interruption in supply and resulting higher costs, could have an adverse effect on the Company’s financial results.

We may not successfully implement our strategic plans.

The Company presently has plans to expand its sales of memory and RAMDisk products, to develop new business opportunities based on its existing expertise and software, to continue to seek and evaluate possible strategic alliances to enhance its sales, and to develop and monetize additional intellectual property. These plans, however, are subject to modification or replacement by management if it decides that economic, industry, technological, regulatory or other factors warrant a change. In addition, there can be no assurance that the Company will successfully implement all such plans or that circumstances in the marketplace and the economy will allow the implementation of such plans.

If we fail to achieve and maintain favorable pricing and credit terms from our vendors, our business would be harmed and our operating results would be adversely affected.

Our costs are affected by our ability to achieve favorable pricing and credit terms from our vendors and contract manufacturers, including through negotiations for vendor rebates and other vendor funding received in the normal course of business. Because these supplier negotiations are continuous and reflect the ongoing competitive environment, the variability in terms can negatively affect our costs and operating results if we cannot sufficiently adjust pricing or cost variables.

In order to compete, we must attract, retain, and motivate key employees, and our failure to do so could harm our results of operations.

In order to compete, we must attract, retain, and motivate executives and other key employees. Hiring and retaining qualified executives, engineers, technical staff, and sales representatives are critical to our business, and competition for experienced employees in our industry can be intense. We also do not have an equity compensation plan applicable to executive officers. If we continue to suffer losses or do not implement an equity compensation plan for executive officers, our ability to attract, retain, and motivate executives and employees could be weakened, which could harm our results of operations.

S-6

We may not be able to adequately protect our intellectual property rights.

We rely on copyright, trademark, patent and trade secret laws, confidentiality procedures, controls and contractual commitments to protect our intellectual property rights. Despite our efforts, these protections may be limited. Unauthorized third parties may try to copy or reverse engineer portions of our products or otherwise obtain and use our intellectual property. Any patents owned by us may be invalidated, circumvented or challenged. Any of our pending or future patent applications, whether or not being currently challenged, may not be issued with the scope of the claims we seek, if at all. In addition, the laws of some countries do not provide the same level of protection of our intellectual property rights as do the laws and courts of the United States. If we cannot protect our intellectual property rights against unauthorized copying or use, or other misappropriation, we may not remain competitive.

Our products may violate third party intellectual property rights.

Certain of our products are designed to be used with proprietary computer systems built by various OEM manufacturers. We often have to comply with the OEM's proprietary designs which may be patented, now or at some time in the future. OEMs have, at times, claimed that we have violated their patent rights by adapting our products to meet the requirements of their systems. It is our policy to, in unclear cases, either obtain an opinion of patent counsel prior to marketing, or obtain a license from the patent holder. We are presently licensed by Sun Microsystems and Silicon Graphics to sell memory products for certain of their products. However, there can be no assurance that product designs will not be created in the future which will, in fact, be patented and which patent holders will require the payment of substantial royalties as a condition for our continued presence in the segment of the market covered by the patent or they may not give us a license. Nor can there be any assurance that our existing products do not violate one or more existing patents.

We may lose an important customer.

During the fiscal year ended April 30, 2013, the largest ten customers accounted for approximately 40% of the Company's revenues and one customer accounted for approximately 9% of the Company's revenues. There can be no assurance that one or more of these customers will not cease or materially decrease their business with the Company in the future and that our financial performance will not be adversely affected thereby.

Sales directly to OEM's and contract manufacturers can make our revenues, earnings, backlog and inventory levels uneven.

Revenue and earnings from OEM sales may become uneven as order sizes are typically large and often a completed order cannot be shipped until released by the OEM, e.g., to meet a “just in time” inventory requirement. This may occur at or near the end of an accounting period. In such case, revenues and earnings could decline for the period and inventory and backlog could increase.

We face competition from OEMS.

In the compatibles market we sell our products at a lower price than OEMs. Customers will often pay some premium for the “name brand” product when buying additional memory and OEMs seek to exploit this tendency by having a high profit margin on memory products. However, individual OEMs can change their policy and price memory products competitively. While we believe that with our manufacturing efficiency and low overhead we still would be able to compete favorably with OEMs, in such an event profit margins and earnings would be adversely affected. Also, OEMs could choose to use “free memory” as a promotional device in which case our ability to compete would be severely impaired.

S-7

We face competition from DRAM manufacturers.

DRAM manufacturers not only sell their product as discrete devices, but also as finished memory modules. They primarily sell these modules directly to OEMs and large distributors and as such compete with us. There can be no assurance that DRAM manufacturers will not expand their market and customer base, and our profit margins and earnings could be adversely affected.

The market for our products may narrow over time.

The principal market for our memory products consists of the manufacturers, buyers and owners of workstations and enterprise servers, classes of machines lying between large mainframe computers and personal computers. Personal computers are increasing in their power and sophistication and, as a result, are now filling some of the computational needs traditionally filled by workstations. The competition for the supply of after-market memory products in the PC industry is very competitive and to the extent we compete in this market we can be expected to have lower profit margins. There can be no assurance that this trend will not continue in the future, and that our financial performance will not be adversely affected.

A portion of our operations is designed to meet the needs of the very competitive Intel and AMD processor-based motherboard market.

In addition to selling server memory systems, we develop, manufacture and market a variety of memory products for motherboards that are Intel or AMD processor based. Many of these products are sold to OEMs and incorporated into computers and other equipment. This is an intensely competitive market with high volumes but lower margins.

Delays in product development schedules may adversely affect our revenues.

The development of software products is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Our increasing focus on software plus services also presents new and complex development issues. Significant delays in new product or service releases or significant problems in creating new products or services could adversely affect our revenue.

Any claim that our products are defective could harm our business.

We undertake to produce consistently high-quality products, free of defects and errors. Nevertheless, it is possible that our products may contain errors or defects. Our products are complex and must meet stringent user requirements, and we have consistently provided a lifetime warranty for our products. Any customer claims of errors or defects could result in increased expenditures for product testing, or increase our service costs and potentially lead to increased warranty claims. Errors or defects in our products may be caused by, among other things, errors or defects in the memory or controller components, including components we procure from third parties. These factors could result in the rejection of our products, product recalls, and damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, warranty claims and litigation. We record an allowance for warranty and similar costs in connection with sales of our products, but actual warranty and similar costs may be significantly higher than our recorded estimate and harm our operating results and financial condition.

S-8

Moreover, despite testing prior to its release, our software products may contain errors, especially when first introduced or when new versions are released. The detection and correction of any errors can be time consuming and costly. Errors in our software products could affect the ability of our products to work with other software or hardware products, could delay the development or release of new products or new versions of products and could adversely affect market acceptance of our products. If we experience errors or delays in releasing our new software or new versions of our software products, we could lose revenues. End users, who rely on our software products and services for applications that are critical to their businesses, may have a greater sensitivity to product errors than customers for software products generally. Errors in our software products or services could expose us to product liability, performance and/or warranty claims as well as harm our reputation, which could impact our future sales of products and services.

We may make unprofitable acquisitions.

The Company is actively looking at acquiring complementary products and related intellectual property. The possibility exists that an acquisition will be made at some time in the future. Uncertainty surrounds all acquisitions and it is possible that a particular acquisition may not result in a benefit to shareholders, particularly in the short-term. In addition, there can be no assurance that the business of MMB acquired by the Company will remain a profitable operating unit of the Company or that savings from having a larger consolidated business operation will continue.

The investments we make in research and development may not lead to profitable new products.

The Company has implemented a strategy to introduce new and complementary products into its offerings portfolio, and expects to spend substantial sums of money on research and development of such possible new products. Specifically, the Company has made considerable investments in research and development of the RAMDisk product line. We will also continue to invest in new software and hardware products, services, and technologies. Investments in new technology are speculative. Commercial success depends on many factors, including innovativeness, developer support, and effective distribution and marketing. If customers do not perceive our latest offerings as providing significant new functionality or other value, they may reduce their purchases of our products, unfavorably impacting revenue. There can be no assurance that these research and development expenditures will result in the identification or exploitation of any products that can be profitably sold by the Company.

We may be adversely affected by exchange rate fluctuations.

A portion of our accounts receivable and a portion of our expenses are denominated in foreign currencies. These proportions change over time. As a result, the Company's revenues and expenses may be adversely affected, from time to time, by changes in the relationship of the dollar to various foreign currencies on foreign exchange markets. Currently, the Company does not hedge its foreign currency risks, but could do so in the future.

We may incur intangible asset and goodwill impairment charges which could harm our profitability.

We periodically review the carrying values of our intangible assets and goodwill to determine whether such carrying values exceed the fair market value. Our goodwill is subject to an annual review for goodwill impairment. If impairment testing indicates that the carrying value exceeds its fair value, the intangible assets or goodwill is deemed impaired. For example, in the fiscal quarter ended January 31, 2012, the Company took an impairment charge of $2,387,000 on capitalized software development costs that were written down to zero. Accordingly, an impairment charge was recognized in the period identified, which reduced our profitability.

In the fiscal year ended April 30, 2013, the goodwill associated with the MMB acquisition was deemed to be impaired. Therefore, we recorded a charge to earnings and a reduction of the intangible asset in the amount of $438,000.

S-9

The market price for our Common Stock has experienced significant price and volume volatility and may continue to experience significant volatility in the future.

Our stock has experienced significant price and volume volatility for the past several years, and is likely to experience significant volatility in the future, which could result in investors losing all or part of their investments. We believe that such fluctuations will continue as a result of many factors, including financing plans, future announcements concerning us, our competitors or our principal customers regarding financial results or expectations, technological innovations, industry supply and demand dynamics, new product introductions, governmental regulations, the commencement or results of litigation or changes in earnings estimates by analysts, as well as a result of numerous factors outside our control. Significant declines in our stock price may interfere with our ability to raise additional funds through equity financing or to finance strategic transactions with our stock. A significant adverse change in the market value of our Common Stock could also trigger an interim goodwill impairment test that may result in a non-cash impairment charge. In addition, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price.

Our stock has limited liquidity.

Although our stock is publicly traded, it has been observed that this market is “thin.” As a result, the common stock may trade at a discount to what would be its value if the stock enjoyed greater liquidity.

We do not intend to pay dividends in the foreseeable future.

We have rarely declared or paid any dividends on our Common Stock. We anticipate that we will retain any future earnings to support operations and to finance the development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation in its value. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

We are subject to the New Jersey Shareholders Protection Act.

This statute has the effect of prohibiting any “business combination” - a very broadly defined term - with any “interested shareholder” unless the transaction is approved by the Board of Directors at a time before the interested shareholder had acquired a 10% ownership interest. This prohibition of “business combinations” is for five years after the shareholder became an “interested shareholder” and continues after that time period subject to certain exceptions. A practical consequence of this statute is that a hostile acquisition of our Company is unlikely to occur and hostile transactions which might be of benefit to our shareholders are unlikely to occur.

We are a party to a litigation that could cause us to incur substantial cost to pay substantial damages.

The landlord for the property previously leased by the Company in Ivyland, Pennsylvania filed suit against the Company, which vacated the property at the expiration of its lease, for the Company’s alleged failure to restore the property to its original condition. The landlord is currently in possession of a security deposit in the amount of $52,000. The Company denies its liability for the restoration of the property and believes that the outcome cannot be determined at this time. After consulting with legal counsel, management estimates that any amounts ultimately due by the Company will not have a material impact on the Company’s financial condition.

S-10

On July 30, 2013, the District Court Judge issued an order against the Company in favor of the landlord Ivyland Ventures, LLC. Based on the language of the lease agreement, the Court, without making any factual findings on the extent of the Company’s liability, ruled that the Company is required to remove and restore the premises to condition that existed as of January 11, 2006 or pay the cost of removal and restoration of improvements made during its entire occupation. Our legal counsel has filed a motion for reconsideration of the Court’s July 30th Order seeking to overturn the Court’s decision. No ruling has been made on the motion for reconsideration.

The Landlord currently holds $52,000 in a security deposit and has not submitted to the Company any listing or document proof of any damage suffered by the landlord. It is anticipated that this may or may not be presented, subject to examination, during the discovery phase of the case. Therefore, at this time there is no amount that is known or estimable to substantiate any additional liability above the $52,000 already recorded.

Adverse global economic conditions and instability in financial markets may harm our business and adversely affect our operating results.

Adverse or worsening economic conditions or the instability of financial markets in the United States, Europe, Asia or other parts of the world have a negative effect on our business. When there are such adverse conditions or instability, many of our direct and indirect customers may delay or reduce their purchases of our products and systems containing our products. In addition, several of our customers rely on credit financing in order to purchase our products. If the negative conditions in the global credit markets prevent our customers' access to credit or render them insolvent, orders for our products may decrease, which would result in lower revenue. Likewise, if our suppliers face challenges in obtaining credit, in selling their products, or otherwise in operating their businesses or remaining solvent, they may become unable to offer the materials we use to manufacture our products. We believe we have obtained adequate available insurance to address the business which can be insured against with respect to our business. However, these events could result in reductions in our revenue, increased price competition, and increased operating costs, which could adversely affect our business, financial condition, results of operations, and cash flows.

Government regulations may have a negative effect on our business.

Government regulators, or our customers, may in the future require us to comply with product or manufacturing standards that are more restrictive than current laws and regulations related to environmental matters, conflict minerals or other social responsibility initiatives. The implementation of these standards could affect the sourcing, cost and availability of materials used in the manufacture of our products. For example, there may be only a limited number of suppliers offering “conflict free” metals used in our products, and there can be no assurance that we will be able to obtain such metals in sufficient quantities or at competitive prices. Also, we may face challenges with regulators and our customers and suppliers if we are unable to sufficiently verify that the metals used in our products are conflict free. Non-compliance with these standards could cause us to lose sales to these customers and compliance with these standards could increase our costs, which may harm our operating results.

S-11

Changes to financial accounting standards may affect our results of operations and cause us to change our business practices.

We prepare our financial statements to conform to U.S. Generally Accepted Accounting Principles (“GAAP”). These accounting principles are subject to interpretation by the American Institute of Certified Public Accountants, the SEC, and various bodies formed to interpret and create appropriate accounting policies. A change in those policies can have a significant effect on our consolidated reported results and may affect our reporting of transactions completed before a change in accounting principles is announced. Changes to those rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

We may suffer a breach of our computer security measures, which could harm our business.

If our security measures are breached and unauthorized access is obtained to our information technology systems, we may lose proprietary data or suffer damage to our business. Our security measures may be breached as a result of third-party action, including computer hackers, employee error, malfeasance or otherwise, and result in unauthorized access to our customers’ data or our data, including our intellectual property and other confidential business information, or our information technology systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently, we may be unable to anticipate these techniques or to implement adequate preventative measures. We believe we have obtained adequate available insurance to address the business which can be insured against with respect to our business. However, any security breach could result in disclosure of our trade secrets or confidential customer, supplier or employee data, or harm our ability to carry on our business, all of which could result in legal liability, harm to our reputation and otherwise harm our business.

Armed hostilities, terrorism, natural disasters, property damage, public health or other issues could harm our business.

Armed hostilities, terrorism, natural disasters, damage to property (through fire, flood, or other similar occurrence), telecommunications or transportation/shipping interruptions, epidemic or public health issues, whether in the U.S. or abroad, could cause damage or disruption to us, our facilities and infrastructure, our suppliers, or our customers, or could create political or economic instability, any of which could harm our business. These events could cause a decrease in demand for our products, could make it difficult or impossible for us to deliver products or for our suppliers to deliver components, and could create delays and inefficiencies in our supply chain. We believe we have obtained adequate available insurance to address the business which can be insured against with respect to our business, but there can be no assurance that our insurance will cover such risks or would adequately remediate any harm to us from any such event.

The severe flooding in Thailand which occurred during the fiscal year ended April 30, 2012 caused damage to infrastructure and factories that resulted in a shutdown for several months of hard drive manufacturing which has resulted in shortages and price increases and has otherwise adversely affected our operations. If we are unsuccessful in our continuing efforts to minimize the impact of this event (or of any future event) on our customers and operations, our business and financial results could decline.

S-12

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

The issuance of the shares pursuant to this offering may depress the market value of our common stock.

A significant number of shares of common stock may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common and sellers remain willing to sell the shares. All of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

The warrants are not immediately exercisable, and may not have any value if the price of our common stock does not exceed the price of the warrants during the period in which the warrants are exercisable.

The warrants, which have an exercise price of $3.50 per share, are exercisable commencing six months and one day from the issuance date and will terminate five years after the date the warrants first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as a common stock shareholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stock shareholder only as to matters for which the record date occurs after the exercise date.

S-13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition, such “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934. Forward-looking statements convey our current expectations or forecasts of future events.

All statements contained in this prospectus supplement and the accompanying prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements speak only as of the date each such statement is made. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, and we do not intend to provide such updates.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $700,000 after deducting the placement agent fees, as described in “Plan of Distribution,” and other estimated offering expenses payable by us, which include legal, accounting, filing fees and various other fees and expenses associated with registering the securities and listing the common stock, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for working capital and other general corporate purposes. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term interest-bearing accounts.

DILUTION

Our net tangible book value on July 31, 2013 was approximately $953,964, or $0.54 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding. After giving effect to the sale of 350,931 shares of common stock offered by us in this offering, our pro forma net tangible book value on July 31, 2013 would have been approximately $1,704,956, or $0.81 per share of common stock.

The adjustments made to determine pro forma net tangible book value per share are the following:

•	an increase in total assets to reflect the net proceeds of the offering as described under “Use of Proceeds”; and
•	the addition of the number of shares offered by this prospectus supplement to the number of shares outstanding as of July 31, 2013.
S-14

The following table illustrates the pro forma increase in net tangible book value of $0.27 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors in this offering:

Public offering price per share	$2.30
Net tangible book value per share on July 31, 2013	$0.54
Increase in net tangible book value per share attributable to this offering	$0.27
Pro forma net tangible book value per share on July 31, 2013, after giving effect to the offering	$0.81
Dilution per share to new investors in this offering	$1.49

The total number of shares of our common stock outstanding after this offering is based on 1,754,662 shares outstanding as of July 31, 2013. This number excludes:

•	311,575 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $12.40 per share;
•	8,333 additional shares of common stock reserved for future issuance under our stock option plans; and
•	350,931 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering.
S-15

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2013:

 •      on an actual basis, without giving effect to this offering

•	on an as adjusted basis to reflect the sale of securities offered by us, after deducting estimated offering expenses.

This capitalization table should be read in conjunction with management's discussion and analysis of results of operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of July 31, 2013
		Pro Forma,
		As
	Actual	Adjusted

Total long-term liabilities	$1,133,333	$1,133,333

Shareholders' equity

Common stock, par value $1.00, 54,000,000 shares authorized, 1,754,662 shares issued and outstanding, actual; 2,105,593 shares issued and outstanding, pro forma, as adjusted (1)	$1,754,662	$2,105,593

Additional paid in capital	$19,308,874	$19,708,935

Accumulated deficit	$(18,933,951)	$(18,933,951)

Total stockholders' equity	$2,129,585	$2,880,577

The total number of shares of our common stock outstanding after this offering is based on 1,754,662 shares outstanding as of July 31, 2013. This number excludes:

•	311,575 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $12.40 per share;

•	8,333 additional shares of common stock reserved for future issuance under our stock option plans; and

•	350,931 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering.

S-16

DESCRIPTION OF SECURITIES BEING OFFERED

In this offering, we are offering a maximum of up to 350,931 shares of our common stock and warrants to purchase up to an additional 350,931 shares of our common stock. The securities will be sold in multiples of a fixed combination consisting of one share of common stock and one warrant, with each warrant being exercisable for one share of common stock, at an initial exercise price of $3.50 per share. We are offering the fixed combination at a negotiated price of $2.30 per fixed combination.

Common Stock

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our Restated Certificate of Incorporation and Bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 54,000,000 shares of common stock, par value $1.00 per share. We do not have any authorized preferred stock. As of July 31, 2013, 1,754,662 shares of common stock were outstanding.

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 9 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC in connection with this offering.

Each purchaser will receive, for each fixed combination purchased, one share of our common stock and one warrant, with each warrant being exercisable for one share of common stock, at an initial exercise price of $3.50 per share. The warrants will be exercisable on or after the date that is six months and one day after the date the warrants are issued and will terminate on the fifth anniversary of the date the warrants become exercisable. The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price of warrants held by a purchaser (or such purchaser's direct or indirect transferee) is subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Holders of the warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed. In the event that the registration statement relating to the warrant shares is not effective, a holder of warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

S-17

Upon the holder's exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise of such warrants would have been entitled upon such consolidation or merger or other transaction. Furthermore, we cannot enter into a fundamental transaction unless the successor entity assumes in writing all of our obligations to the warrant holders.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our common stock.

After the one year anniversary of the initial exercise date of the warrants, we will have the right to call the warrants for cancellation for $.001 per share in the event that the volume weighted average price of our common stock for 20 consecutive trading days exceeds $10.00.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A SHAREHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

S-18

PLAN OF DISTRIBUTION

We have entered into an engagement letter, dated as of August 29, 2013, and a supplemental agreement to engagement agreement, dated as of September 18, 2013, with TriPoint Global Equities, LLC, which we refer to as the engagement letter and the supplemental agreement, respectively. Subject to the terms and conditions contained in the engagement letter and the supplemental agreement, TriPoint Global Equities, LLC has agreed to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering and has proposed to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

The engagement letter and the supplemental agreement provide that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel. We currently anticipate that the closing of this offering will take place on or about September 23, 2013. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;
•	the placement agent will receive the placement agent fees in accordance with the terms of the engagement letter and the supplemental agreement; and
•	we will deliver the securities to the investors.

Unless the investors have requested physical delivery, we will deposit the shares of common stock with The Depository Trust Company upon receiving notice from the placement agent. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors, and we will subsequently deliver physical certificates for the Warrants.

We have agreed to pay the placement agent an aggregate fee equal to 7% of the gross proceeds received by us from investors in connection with the sale of units in this offering. Subject to compliance with Financial Industry Regulatory Authority, or FINRA, Rule 511 0(f)(2)(D), we will reimburse the placement agent for actual legal and other expenses incurred by it in connection with this offering in an amount up to $15,000 if this offering does not close.

The estimated offering expenses payable by us, are approximately $50,000 which includes legal, accounting and filing fees and various other fees and expenses associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $700,000 if the maximum number of securities are sold.

S-19

The following table shows the per fixed combination and total placement agency fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement assuming the purchase of all of the securities offered hereby:

Placement agency fees per fixed combination	$ 0.16
Total	$ 56,063
___________________________

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent's activities under the placement agency agreement. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent has informed us that it will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

From time to time in the ordinary course of business, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with the placement agent.

Our common stock is traded on the Nasdaq Capital Market under the symbol “DRAM.” The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market. The transfer agent for our common stock to be issued in this offering is American Stock Transfer & Trust Company. We will act as transfer agent for the warrants being offered hereby.

The description of the engagement letter and the supplemental agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the engagement letter and the supplemental agreement. A copy of the engagement letter and the supplemental agreement will be filed as exhibits to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the placement agents and the placement agents may distribute the prospectus supplement and the accompanying prospectus electronically. Additional information is set forth under the caption “Plan of Distribution” in the accompanying prospectus. For more information, please see the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

S-20

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Meyer, Suozzi, English & Klein, P.C., New York, New York. The placement agent is being represented in connection with this offering by Hunter Taubman Weiss LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC's Public Reference Room, which is located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC's Public Reference Room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Copies of our SEC filings are also available through our website (http://www.dataram.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the common stock offered by this prospectus supplement. This prospectus supplement, which along with the accompanying prospectus, constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. A copy of the registration statement may be inspected, without charge, at the offices of the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC's public reference room at 100 F Street, NE, Washington, DC 20549, upon the payment of any fees required by the SEC. The registration statement is also available on the SEC's website at http://www.sec.gov.

S-21

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement.

Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference:

•	Annual report on Form 10-K for the fiscal year ended April 30, 2013, filed with the SEC on July 29, 2013.
•	Quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2013, filed with the SEC on September 16, 2013.
•	Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on August 12, 2013.
•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000.

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such reports and documents.

S-22

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

Dataram Corporation
P.O. Box 7528
Princeton, NJ 08543
(609) 799-0071

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

S-23

Dataram Corporation

$20,000,000.00

Debt Securities

Common Stock

Warrants

Units

This prospectus provides you with a general description of debt and equity securities that we may offer and sell from time to time, in one or more series or issuances. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as any documents incorporated or deemed to be incorporated in this prospectus before you invest in any of our securities offered hereby. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Dataram Corporation may offer and sell securities directly to purchasers or through one or more underwriters, dealers and/or agents on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable discounts or commissions and over-allotment options will be set forth in the prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DRAM.” On April 27, 2011, the last reported sale price of our common stock on The Nasdaq Capital Market was $12.30.

Investing in our common stock involves risk. See “Risk Factors” on page 6. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus.

1

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2011

2

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities offered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the “Company”, “Dataram”, “we”, “us”, and “our” refer to Dataram Corporation and its subsidiaries. Our fiscal year ends on April 30 of each calendar year. For example, fiscal year 2010 refers to the year ended April 30, 2010. Dataram is a registered trademark of Dataram Corporation. This prospectus contains product names, trade names and trademarks of Dataram and other organizations.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or “Commission”) using a “shelf” registration process. Under this shelf process, we may sell:

• Debt securities;

• Common stock;

• Warrants; and

• Units

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” Under no circumstances should the delivery to you of this prospectus or any offering or sales made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

3

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference include forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements are based on management’s current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this prospectus and information incorporated by reference which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward-looking statements. Other forward-looking statements may be identified by the use of forward-looking words such as “believe,” “expect,” “may,” “might,” “will,” “should,” “seek,” “could,” “approximately,” “intend,” “plan,” “estimate,” or “anticipate” or the negative of those words or other similar expressions.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include:

•	our ability to obtain financing or sell assets and achieve levels of revenue and cost reductions that are adequate to support our capital and operating requirements;

•	our ability to remain competitive and a leader in our industries and our future growth, our industries, and the economy in general;

•	our ability to achieve structural and material cost reductions without impacting product development or manufacturing execution;

•	expected improvements in our product and technology development programs;

•	our ability to successfully develop, introduce, market and qualify new products;

•	our ability to identify and acquire suitable acquisition targets and difficulties in integrating recent or future acquisitions into our operations;
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•	other risks and uncertainties described in our filings with the SEC such as: cancellations, rescheduling, or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events.

Business Summary

We are a developer, manufacturer and marketer of large capacity memory products primarily used in high performance network servers and workstations. We provide customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Dell, HP, IBM and Sun Microsystems. We also manufacture a line of memory products for Intel and AMD motherboard based servers. We have developed and are continuing the development of a line of high performance storage caching products (our “XcelaSAN” product line). XcelaSAN is a unique intelligent Storage Area Network (“SAN”) optimization solution designed to deliver substantive application performance improvement to applications such as Oracle, SQL and VMware. XcelaSAN augments existing storage systems by transparently applying intelligent caching algorithms that serve the most active block-level data from high-speed storage, creating an intelligent, virtual solid state SAN, allowing organizations to dramatically increase the performance of their business-critical applications without the costly hardware upgrades or over-provisioning of storage typically found in current solutions for increased performance. We have made and are continuing to make significant investments in research and development in XcelaSAN.

Our memory products are sold worldwide to OEMs, distributors, value-added resellers and end-users. We have a manufacturing facility in the United States with sales offices in the United States, Europe and Japan.

We are an independent memory manufacturer specializing in high capacity memory and competes with several other large independent memory manufacturers as well as the OEMs mentioned above. The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

On March 31, 2009, we acquired certain assets of Micro Memory Bank, Inc. (MMB), a privately held corporation. MMB is a manufacturer of legacy to advanced solutions in laptop, desktop and server memory products. The acquisition expanded our memory product offerings and routes to market.

Our principal executive office is located at 186 Princeton Road (Route 571), West Windsor, New Jersey 08550, our telephone number is (609) 799-0071, our fax is (609) 799-6734 and our website is located at http://www.dataram.com. Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge. For specific information about our company, our products or the markets we serve, please visit our website at http://www.dataram.com. The information contained in or linked to our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risk factors and other disclosures relating to any investment in securities issued by Dataram Corporation set forth below, as well as those described in the SEC reports incorporated by reference herein, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are also incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risk, we will include a discussion of those risks in the applicable prospectus supplement.

WE MAY NEED TO OBTAIN ADDITIONAL WORKING CAPITAL FOR CONTINUED RESEARCH AND DEVELOPMENT. The development of the XcelaSAN product line has required and will continue to require substantial capital investment. We believe that we have obtained sufficient financing for the continued development of the products through fiscal 2011. However, such financing may not be sufficient for our purposes and additional sources of financing may not be available if needed. If we require and are unable to raise additional funds, we may need to delay, scale-back or eliminate some or all of our research and product development programs and/or license third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves.

WE MAY HAVE TO SUBSTANTIALLY INCREASE OUR WORKING CAPITAL REQUIREMENTS IN THE EVENT OF DRAM ALLOCATIONS. Over the past 20 years, availability of DRAMs has swung back and forth from oversupply to shortage. In times of shortage, we have been forced to invest substantial working capital resources in building and maintaining inventory. At such times we have bought DRAMs in excess of our customers’ needs in order to ensure future allocations from DRAM manufacturers. In the event of a shortage, we may not be able to obtain sufficient DRAMs to meet customers’ needs in the short term, and we may have to invest substantial working capital resources in order to meet long-term customer needs.

WE COULD SUFFER LOSSES IF DRAM PRICES DECLINE SUBSTANTIALLY. We are at times required to maintain substantial inventories during periods of shortage and allocation. Thereafter, during periods of increasing availability of DRAMs and rapidly declining prices, we have been forced to write down inventory. There can be no assurance that we will not suffer losses in the future based upon high inventories and declining DRAM prices.

OUR PRODUCTS MAY VIOLATE OTHERS’ PATENTS. Certain of our products are designed to be used with proprietary computer systems built by various OEM manufacturers. We often have to comply with the OEM’s proprietary designs which may be patented, now or at some time in the future. OEMs have, at times, claimed that we have violated their patent rights by adapting our products to meet the requirements of their systems. It is our policy to, in unclear cases, either obtain an opinion of patent counsel prior to marketing, or obtain a license from the patent holder. We are presently licensed by Sun Microsystems and Silicon Graphics to sell memory products for certain of their products. However, there can be no assurance that product designs will not be created in the future which will, in fact, be patented and which patent holders will require the payment of substantial royalties as a condition for our continued presence in the segment of the market covered by the patent or they may not give us a license. Nor can there be any assurance that our existing products do not violate one or more existing patents.

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WE MAY LOSE AN IMPORTANT CUSTOMER. During fiscal 2010, the largest ten customers accounted for approximately 34% of our revenues and one customer accounted for 11% of our revenues. There can be no assurance that one or more of these customers will not cease or materially decrease their business with us in the future and that our financial performance will not be adversely affected thereby.

SALES DIRECTLY TO OEM’S CAN MAKE OUR REVENUES, EARNINGS, BACKLOG AND INVENTORY LEVELS UNEVEN. Revenue and earnings from OEM sales may become uneven as order sizes are typically large and often a completed order cannot be shipped until released by the OEM, e.g., to meet a “just in time” inventory requirement. This may occur at or near the end of an accounting period. In such case, revenues and earnings could decline for the period and inventory and backlog could increase.

WE FACE COMPETITION FROM OEMs. In the compatibles market we sell our products at a lower price than OEMs. Customers will often pay some premium for the “name brand” product when buying additional memory and OEMs seek to exploit this tendency by having a high profit margin on memory products. However, individual OEMs can change their policy and price memory products competitively. While we believe that with our manufacturing efficiency and low overhead we still would be able to compete favorably with OEMs, in such an event profit margins and earnings would be adversely affected. Also, OEMs could choose to use “free memory” as a promotional device in which case our ability to compete would be severely impaired.

WE FACE COMPETITION FROM DRAM MANUFACTURERS. DRAM manufacturers not only sell their product as discreet devices, but also as finished memory modules. They primarily sell these modules directly to OEMs and large distributors and as such compete with us. There can be no assurance that DRAM manufacturers will not expand their market and customer base, and our profit margins and earnings could be adversely affected.

THE MARKET FOR OUR PRODUCTS MAY NARROW OVER TIME. The principal market for our memory products consists of the manufacturers, buyers and owners of workstations and enterprise servers, classes of machines lying between large mainframe computers and personal computers. Personal computers are increasing in their power and sophistication and, as a result, are now filling some of the computational needs traditionally filled by workstations. The competition for the supply of after-market memory products in the PC industry is very competitive and to the extent we compete in this market we can be expected to have lower profit margins. There can be no assurance that this trend will not continue in the future, and that our financial performance will not be adversely affected.

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A PORTION OF OUR OPERATIONS IS DESIGNED TO MEET THE NEEDS OF THE VERY COMPETITIVE INTEL AND AMD PROCESSOR-BASED MOTHERBOARD MARKET. In addition to selling server memory systems, we develop, manufacture and market a variety of memory products for motherboards that are Intel or AMD processor based. Many of these products are sold to OEMs and incorporated into computers and other equipment. This is an intensely competitive market with high volumes but lower margins.

WE MAY MAKE UNPROFITABLE ACQUISITIONS. We actively seek to acquire complementary products and related intellectual property. The possibility exists that an acquisition will be made at some time in the future. Uncertainty surrounds all acquisitions and it is possible that a particular acquisition may not result in a benefit to shareholders, particularly in the short-term. In addition, there can be no assurance that the recently acquired business of MMB will be, or remain, a profitable operating unit of ours or that expected savings from having a larger consolidated business operation will occur.

THE INVESTMENTS WE MAKE IN RESEARCH AND DEVELOPMENT MAY NOT LEAD TO PROFITABLE NEW PRODUCTS. We have implemented a strategy to introduce new and complementary products into our offerings portfolio, and expect to spend substantial sums of money on research and development of such possible new products. These research and development expenditures may not result in the identification or exploitation of any products that can be profitably sold by us.

WE MAY BE ADVERSELY AFFECTED BY EXCHANGE RATE FLUCTUATIONS. A portion of our accounts receivable and a portion of our expenses are denominated in foreign currencies. These proportions change over time. As a result, our revenues and expenses may be adversely affected, from time to time, by changes in the relationship of the dollar to various foreign currencies on foreign exchange markets. We do not currently hedge our foreign currency risks.

WE MAY INCUR INTANGIBLE ASSET AND GOODWILL IMPAIRMENT CHARGES WHICH COULD HARM OUR PROFITABILITY. We periodically review the carrying values of our intangible assets and goodwill to determine whether such carrying values exceed the fair market value. Our goodwill is subject to an annual review for goodwill impairment. If impairment testing indicates that the carrying value exceeds its fair value, the intangible assets or goodwill is deemed impaired. Accordingly, an impairment charge would be recognized in the period identified, which could reduce our profitability.

OUR STOCK HAS LIMITED LIQUIDITY. Although our stock is publicly traded, it has been observed that this market is “thin.” As a result, the common stock may trade at a discount to what would be its value if the stock enjoyed greater liquidity.

WE ARE SUBJECT TO THE NEW JERSEY SHAREHOLDERS PROTECTION ACT. This statute has the effect of prohibiting any “business combination” - a very broadly defined term - with any “interested shareholder” unless the transaction is approved by the Board of Directors at a time before the interested shareholder had acquired a 10% ownership interest. This prohibition of “business combinations” is for five years after the shareholder became an “interested shareholder” and continues after that time period subject to certain exceptions. A practical consequence of this statute is that a hostile acquisition of our company is unlikely to occur and hostile transactions which might be of benefit to our shareholders are unlikely to occur.

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USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt;

•	acquisitions;

•	capital expenditures;

•	redemption or repurchase of any debt outstanding; and

•	working capital and general corporate purposes.

Pending any specific application, we may initially invest funds in marketable short-term, interest-bearing securities.

DILUTION OF EXISTING COMMON STOCK

Information (if any) regarding the securities offered will be included in the relevant prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock. It does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Certificate of Incorporation and By-Laws, forms of which have previously been filed and are incorporated by reference into this prospectus, and by the applicable provisions of New Jersey law. See “Anti-takeover Effects of Provisions of Our Restated Certificate of Incorporation and By-Laws” for more information regarding the provisions of our Restated Certificate of Incorporation and By-Laws that could effect an extraordinary corporate transaction.

General Matters

Our authorized capital stock consists of 54,000,000 shares of common stock, $1.00 par value per share. As of March 28 2011, we had 8,928,309 shares of common stock issued and outstanding. We do not have any authorized preferred stock.

Holders of common stock are entitled to one vote per share on matters to be voted upon by the shareholders of the Company. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in any offering will be, when issued and paid for, fully paid and nonassessable.

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Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, New York, New York.

Listing

Our shares of common stock are quoted on The Nasdaq Capital Market under the symbol “DRAM”.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Dataram Corporation. The debt securities may be issued on a secured or unsecured, senior or subordinated basis. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities may be issued under one or more indentures between us and one or more trustees named in the relevant prospectus supplement, which we refer to as the trustee. Any statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain terms and provisions of the form of indenture that has been filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part and are not complete. You should read the indenture for provisions that may be important to you. In addition, we will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, any supplemental indentures or other agreements that describe the terms of the series of debt we are offering before the issuance of the related series debt. You should therefore consult those supplemental agreements to obtain amended or updated information regarding the relevant series of debt.

The prospectus supplement relating to a particular series of debt securities will describe the terms of such debt securities being offered, including:

•	the title;

•	the maturity date;

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•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, and sinking fund terms;

•	provisions regarding amendment of the terms of any indenture or other agreement pursuant to which debt is issued;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000 in excess thereof, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to defeasance;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	limits on aggregate principal amount;

•	terms of subordination of any subordinated debt securities;

•	a description of the collateral securing the debt obligations, if any:

•	events of default, cure periods and remedies available;

•	information regarding the trustee, if any;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

We may, from time to time, without notice to or the consent of registered holders of a particular series of debt securities, create and issue further securities ranking pari passu with that series of debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that such further debt securities shall be consolidated and form a single series with that particular series of debt securities and shall have the same terms as to status, redemption or otherwise as that series of debt securities.

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We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversions, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “Global Securities”. Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations.

If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.

If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.

Payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder’s registered address.

Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. “Original issue discount security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof.

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Covenants

Consolidation, Merger and Sale of Assets

Unless otherwise provided in a prospectus supplement, we will agree under the indenture that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any Person (a “Successor Person”), and will not permit any Person to merge into us in a transaction in which we are not the surviving entity, unless:

(i) the Successor Person (if not Dataram) is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on any outstanding debt securities and under the indenture;

(ii) immediately after giving effect to the transaction, and treating any Indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii) the trustee receives an officers’ certificate and an opinion of counsel stating that such action complies with this covenant.

Events of Default

The indenture specifies that each of the following will constitute an event of default with respect to the debt securities of a particular series:

(a) failure to pay principal of any debt security of that series at its maturity;

(b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(c) failure to deposit any sinking fund payment, when and as due by the terms of that series;

(d) failure to perform any covenant of ours applicable to that series in the indenture, continued for 60 days after written notice of such failure is given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

(e) certain events in bankruptcy, insolvency or reorganization.

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If an event of default (other than an event of default described in clause (e) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of such series of the debt securities to be due and payable immediately. If an event of default described in clause (e) above shall occur, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of the debt securities;

(ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

(iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.

Modification and Waiver

Together with the trustee, we may modify the indenture without the consent of any holder for certain purposes, including evidencing the succession of another person to us and such person’s assumption of our obligations under the indenture, adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

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Other modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities that is affected by such modification or amendment, all holders of all such affected series voting together as one class.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(a) change the stated maturity of the principal of, or any installment of interest on, or the redemption price of, any such debt security;

(b) reduce the principal amount of or interest on, any such debt security;

(c) change currency of payment of principal of or interest on, any such debt security;

(d) impair the right to institute suit for the enforcement of any payment on any such debt security;

(e) reduce the percentage in principal amount of outstanding debt securities of a particular series, the consent of whose holders is required for modification or amendment of the indenture, or for waiver of compliance with certain provisions of the indenture or waiver of certain defaults; or

(f) modify such provisions with respect to modification and waiver.

The holders of at least a majority in principal amount of each series of the outstanding debt securities that is affected by such waiver, all holders of all such affected series voting together as one class, may waive our compliance with certain restrictive provisions of the indenture, and may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected by such default.

Defeasance and Discharge; Covenant Defeasance

Unless the terms of a particular series provide otherwise, we may elect, at our option at any time, to have the indenture provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the indenture, applied to any series of the outstanding debt securities.

Defeasance and Discharge

The indenture provides that upon our exercise of our option to have the provisions relating to defeasance and discharge applied to a particular series of the debt securities, we will be discharged from all our obligations with respect to such series of the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of such series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities of such series at maturity in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

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Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have the provisions relating to defeasance of certain restrictive covenants applied to a particular series of the debt securities, we may, with respect to such series, omit to comply with certain restrictive covenants, including those described under “-Consolidation, Merger and Sale of Assets,” and the occurrence of certain events of default, which are described above in clause (d) under “Events of Default,” will be deemed not to be or result in an event of default, in each case with respect to such series.

We, in order to exercise such option, will be required, among other things:

(1) to deposit, in trust for the benefit of the holders of such series of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such series of the debt securities at maturity in accordance with the terms of the indenture and such debt securities, and

(2) to deliver to the trustee an opinion of counsel to the effect that holders of such series of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

In the event we exercise this option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on that series of the debt securities at maturity but may not be sufficient to pay amounts due on that series of the debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

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The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate of us; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

The trustee for any debt securities will be set forth in the applicable prospectus supplement.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to that series and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Dataram, the trustee or any agent of Dataram or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium or interest to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

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If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, debt securities and/or warrants for the purchase of common stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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•	the designation and terms of the units and the securities included in the units;

•	the description of the terms of any unit agreement governing the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

PLAN OF DISTRIBUTION

Any of the securities being offered hereby and in any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our stockholders; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

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We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

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We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may lend or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

Our by-laws provide that the Board of Directors shall consist of not less than three or more than fifteen members, with the exact number to be determined by the vote of not less than a majority of the Board of Directors from time to time. Unless otherwise required by law, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may be filled by an affirmative vote of a majority of the directors then in office. Although shareholders holding a majority of shares may both appoint directors and remove directors with or without cause, the ability of the Board of Directors to increase the number of directors and to appoint directors may make it more difficult to change the Board of Directors, and should promote the continuity of existing management. These and other provisions also may have the effect of deterring, preventing or delaying changes in control or management.

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NEW JERSEY SHAREHOLDERS PROTECTION ACT

The New Jersey Shareholders Protection Act, NJSA 14A:10A?1 et seq., which we refer to as New Jersey Act, prohibits certain New Jersey corporations, such as Dataram, from entering into certain “business combinations” with an “interested shareholder” (any person who is the beneficial owner of 10% or more of such corporation’s outstanding voting securities) for five years after such person became an interested shareholder, unless the business combination or the interested shareholder’s acquisition of stock was approved by the corporation’s Board of Directors prior to such interested shareholder’s stock acquisition date. After the five-year waiting period has elapsed, a business combination between such corporation and an interested shareholder will be prohibited unless the business combination is approved by the holders of at least two-thirds of the voting stock not beneficially owned by the interested shareholder, or unless the business combination satisfies the New Jersey Act’s fair price provision intended to provide that all shareholders (other than the interested shareholders) receive a fair price for their shares.

The New Jersey Act defines “business combination” to include the following transactions between a corporation or a subsidiary and an interested shareholder or such interested shareholder’s affiliates: (1) the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholder, which has an aggregate market value equal to 10% or more of the aggregate market value of all of the assets or of the outstanding stock, or 10% or more of the income of the corporation or its subsidiaries; (3) the issuance or transfer to the interested shareholder of any stock of the corporation having an aggregate market value equal to or greater than 5% of the corporation’s outstanding stock; (4) the adoption of a plan or proposal for the liquidation or dissolution of the corporation proposed by the interested shareholder; (5) any reclassification of securities proposed by the interested shareholder that has the effect, directly or indirectly, of increasing any class or series of stock that is owned by the interested shareholder; and (6) the receipt by the interested shareholder of any loans or other financial assistance from the corporation.

The New Jersey Act does not apply to certain business combinations, including those with persons who acquired 10% or more of the voting power of the corporation prior to the time the corporation was required to file periodic reports pursuant to the Exchange Act or prior to the time the corporation’s securities began to trade on a national securities exchange.

LEGAL MATTERS

The validity of the shares of common stock and matters governed by New Jersey law will be passed upon by Dillon, Bitar & Luther, L.L.C.

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EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report expresses an unqualified opinion on the consolidated financial statements. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically, including Dataram. Except as expressly set forth under “Information Incorporated by Reference,” we are not incorporating the contents of the SEC website into this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the “registration statement”) under the Securities Act of 1933, as amended with respect to the offering of common stock. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

Our common stock is listed on The NASDAQ Capital Market and similar information can be inspected and copied at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus. You should read all of the information incorporated by reference because it is an important part of this prospectus.

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We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities to which this prospectus and any supplemental prospectuses relate (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual report on Form 10-K for the fiscal year ended April 30, 2010, filed with the SEC on July 29, 2010.

•	Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on August 17, 2010.

•	Quarterly Reports on Form 10-Q for the quarters ended July 31, 2010, October 31, 2010 and January 31, 2011, filed with the SEC on September 13, 2010, December 13, 2010 and March 16, 2011, respectively.

•	Current Reports on Form 8-K filed with the SEC on September 28, 2010, December 22, 2010 and February 17, 2011.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000.

You may also find additional information about us, including the documents mentioned above, on our website at www.dataram.com. The information included or linked to this website is not a part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dataram Corporation

P.O. Box 7528

Princeton, NJ 08543

(609) 799-0071

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